UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 4, 2008

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Mariners Island Blvd., Ste. 300, San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 524-0500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On June 4, 2008, the Board of Directors (the “Board”) of Wherify Wireless, Inc. (“Wherify”) elected Doug Hajjar and Hugh Regan as directors of Wherify. Messrs. Hajjar and Regan are board member designees of the holder of the Series A Convertible Preferred Stock. The Series A holder has the right to designate up to three board members pursuant to the terms of the Certificate of Designation of the Series A Convertible Preferred Stock.

Messrs. Hajjar and Regan will be paid $5,000 per month for their services as directors.

Mr. Regan serves as President and Chief Executive Officer of Laidlaw & Company (UK) Ltd. (“Laidlaw”). Laidlaw has served as Wherify’s placement agent in connection with the sale of certain Wherify securities during the fiscal years ending June 30, 2007 and June 30, 2008. In connection with Laidlaw’s services, Wherify has paid an aggregate of $740,000 and has issued warrants to purchase 9,674,000 shares of common stock to Laidlaw during these time periods. In addition, on May 15, 2008 Wherify agreed to issue warrants to purchase 3,000,000 shares of Wherify’s common stock to Laidlaw pursuant to an Engagement Letter entered into between Laidlaw and Wherify.

Mr. Regan also serves as Managing Member of the holder of the Series A Convertible Preferred Stock.

Mr. Hajjar previously served as a director on the Board from November 2005 to February 2008. Mr. Hajjar served as chairman of Wherify California from 1998 until July 21, 2005. Mr. Hajjar previously served as Chairman of Control Data Corporation and Vice Chairman of Cadence Design Systems, Inc. Mr. Hajjar served as Chairman and CEO of Valid Logic for 5 years, Chairman and CEO of Telesis Systems for 2 years, and CFO and COO of GenRad for 5 years. Mr. Hajjar received a Bachelor Degree from Boston College in 1968.

On January 13, 2006, Wherify and Mr. Hajjar entered into a Consulting Agreement. Under the Consulting Agreement Mr. Hajjar is paid $10,000 per month for his assistance as a financial adviser to the Company and is entitled to reimbursement for out-of-pocket costs and indemnification for damages arising out of his services. The agreement may be terminated by either party on 30 days’ notice. Mr. Hajjar has earned an aggregate of approximately $276,000 under this contract during the fiscal years ending June 30, 2007 and June 30, 2008.

(e)

On June 6, 2008, the Board granted options to purchase 4,000,000 shares of common stock to Vincent Sheeran, Chief Executive Officer and Director of Wherify. The options have an exercise price of $0.05 and expire on June 6, 2018. The options vest over two years at a rate of 1/24th per month. In the event of Mr. Sheeran’s termination, or resignation, after the earlier of the closing of the proposed merger with Lightyear Network Solutions, LLC and December 31, 2008, 2,000,000 of these options shall immediately vest.

In addition, the Board cancelled options to purchase 4,000,000 shares of common stock that were previously granted to Mr. Sheeran on June 6, 2007.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: June 10, 2008	By:	/s/ Vincent Sheeran
Name: Vincent Sheeran
Title: Chief Executive Officer